Exhibit 99.5

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”) is by and among THE SINGING MACHINE COMPANY, INC., a Delaware corporation (“Singing Machine”), SMC LOGISTICS, INC., a California corporation (“SMC” and, together with Singing Machine, individually and collectively, jointly and severally, the “Borrower”), and IRON HORSE CREDIT LLC, a Delaware limited liability company (“Lender”). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in Schedule A annexed hereto.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

CREDIT TERMS

Section 1.1 Line of Credit.

(a) Advances. Subject to the terms and conditions of this Agreement, Lender may in its discretion, from time to time at the request of Borrower, make Advances to Borrower in a total amount at any time outstanding not to exceed the Availability. The Availability will be determined by Lender upon receipt and review of all borrowing base certificates and other collateral reports required or requested by Lender hereunder.

(b) Borrowing Procedures. Each request by Borrower for an Advance initiated by Borrower and must be received by Lender no later than 1:00 p.m. (Central time) on the Business Day immediately preceding the Business Day that funding is requested. No request for an Advance will be deemed received until Lender acknowledges the request. All Advances will be repaid by Borrower even if the Person requesting the Advance on behalf of Borrower lacks authorization.

(c) Protective Advances: Advances to Pay Obligations Due. Lender may and Borrower authorizes Lender to, at any time without the request of Borrower, make (i) Advances to protect Lender’s interest in the Collateral or to perform any of Borrower’s obligations under this Agreement and (ii) Advances to pay (and apply the proceeds of such Advances to) any Obligations then due and payable.

(d) Amounts Due From Crestmark. Borrower shall, at the request of Lender, authorize and direct Crestmark to, pursuant to an agreement executed by Borrower and Crestmark to Lender in form and substance satisfactory to Lender (a “Direction Letter”, remit to Lender for application to the Obligations, any or all amounts at any time available or owed to Borrower under the Crestmark Agreement, including any purchase price or advances of the purchase price payable to Borrower thereunder in respect of Accounts factored or purchased by Lender thereunder.

(e) Payments, Collections and Clearance Charge.

(i) Borrower shall cause all payments of Accounts and other Collateral to be remitted, and Borrower shall instruct and cause all Account Debtors obligated in respect of Accounts to remit all payments, to the Lender’s Account or, with the prior written consent of Lender which may be revoked at any time, to the Borrower’s Account so long as such Borrower’s Account is subject to a Deposit Account Control Agreement under which all funds on deposit or deposited into such Borrower’s Account are remitted, on a daily basis, to the Lender’s Account or as otherwise as directed by Lender; provided, that, compliance by Borrower with the foregoing shall not be required (a) in the event Lender has received from Crestmark and Borrower an executed Direction Letter and an intercreditor agreement in form and substance satisfactory to Lender, Borrower, and (b) all payments of Accounts are remitted to Crestmark subject to the terms of such Direction Letter and intercreditor agreement. Without limiting the foregoing, Lender may, at any time, notify Account Debtors of the interest of Lender in the Accounts and to remit all payments of such Accounts to the Lender’s Account or, as applicable, to the Borrower’s Account.

(ii) If any Obligor receives payment or the proceeds of Collateral directly, Borrower shall cause such Obligor to promptly deposit such payment or proceeds into the Lender’s Account or, as applicable, the Borrower’s Account, and shall cause such Obligor to hold, all such payments and proceeds in trust for Lender without commingling with other funds or property.

(iii) All payments by Borrower will be made to Lender without setoff, counterclaim or defense. All payments of and proceeds of Collateral received by Lender, in immediately available funds, will be applied to reduce outstanding Obligations in such manner as Lender determines in its sole discretion; provided, that, in the event Lender receives a duplicate payment with respect to an Account or other payment which is not identified as applicable to an outstanding Account, Lender, at its election, may account for such payment as an open item, return such payment to the sender thereof or apply such payment to the Obligations. For purposes of calculating Availability, each payment will be applied to the Obligations as of the first Business Day following the Business Day of receipt by Lender of such payment in immediately available funds. Any payment received by Lender that is not a transfer of immediately available funds will be considered provisional until the item or items representing such payment have been finally paid under applicable law. Should any payment item not be honored when presented for payment, then Borrower will be deemed not to have made such payment, and that portion of Borrower’s outstanding Obligations corresponding to the amount of such dishonored payment item will be deemed to bear interest as if the dishonored payment item had never been received by Lender.

(iv) Collections received by Lender shall be applied as provided hereunder but the Obligations paid with such Collections will continue to accrue interest at the rate then applicable to Advances for the number of Settlement Days following the Business Day that such Collections were applied to the Obligations in accordance with the terms hereof. Such clearance charge on Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower. The parties acknowledge and agree that the economic benefit of these provisions will accrue exclusively to Lender.

(f) Charges to Loan Account; Lender will record in the Loan Account all Advances made by Lender and all other payment Obligations. Borrower authorizes Lender to collect all principal, interest and fees due under the Loan Documents by charging the Loan Account. Should there be insufficient funds in the Loan Account or any such other account to pay all such sums when due, the full amount of such deficiency will be immediately due and payable by Borrower. Any credit balance in the Loan Account shall, provided no Event of Default exists and subject to all applicable law, be paid to Borrower upon written request by Borrower to Lender therefor.

(g) Maintenance of Loan Account. Each monthly statements posted to the Loan Account or otherwise received by Borrower from or on behalf of Lender shall be subject to subsequent adjustment by Lender but shall, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless Borrower delivers to Lender a written objection to such monthly statement, describing the error or errors allegedly contained therein, within 30 days after the earlier of the posting of such monthly statement to the Loan Account or such other receipt by Borrower thereof.

(h) Mandatory Payment of Advances. If at any time Availability is less than zero, Borrower shall, immediately upon demand by Lender therefor, repay the Obligations in an aggregate amount necessary to eliminate in full such deficiency.

Section 1.2 Interest and Fees.

(a) Interest. Except as provided in Section 1.2(b), the outstanding Advances will bear interest on the greater of (a) One Million Dollars ($1,000,000) or (b) the Daily Balance of such Advances at a variable per annum rate equal to the Contract Rate. Such interest will be payable monthly in arrears on the first day of each month and on the Termination Date.

(b) Default Rate. After the occurrence and during the continuance of an Event of Default, the outstanding Advances will, at the sole discretion of Lender, bear interest on the Daily Balance of such Advances at the Default Rate and such interest shall be payable on demand. Lender may assess the Default Rate commencing as of the date of the occurrence of an Event of Default or as of any date after the occurrence of an Event of Default regardless of the date of reporting or declaration of such Event of Default.

(c) Payment of Fees. Borrower will pay to Lender the fees set forth on Schedule B-2. Such fees shall be fully earned, and may be charged by Lender to the Loan Account, when due in accordance with such Schedule B-2 and shall not be subject to refund of any kind or pro-rated upon any termination of this Agreement.

(d) Computation of Interest and Fees. Interest and fees will be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

Section 1.3 Term and Termination.

(a) Termination by Borrower. Borrower may terminate the Line of Credit at any time by delivering to Lender written notice of termination at least thirty (30) days prior to the proposed termination date. Any such notice of termination will be irrevocable.

(b) Termination by Lender. Lender may terminate the Line of Credit and this Agreement at any time by delivering to Borrower written notice of termination at least thirty (30) days prior to the proposed termination date if no Event of Default exists or without any advance notice if an Event of Default exists.

(c) Termination Date. From and after the Termination Date, Borrower shall have no right to request further Advances or other extensions of credit under this Agreement. On the Termination Date, all of the Obligations, including any Termination Fee required hereunder, are immediately due and payable by Borrower, and Borrower will immediately repay all of the Obligations in full, in each case without notice or demand.

ARTICLE II

SECURITY INTERESTS

Section 2.1 Grant of Security Interest. As security for the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all of the Collateral.

Section 2.2 Perfection. Borrower shall take, and shall cause each Obligor to take, all actions requested by Lender from time to time to cause the attachment, perfection and, subject to Permitted Liens, first priority of Lender’s security interest in and Lien upon the Collateral. Borrower irrevocably and unconditionally authorizes Lender (or Lender’s agent) to complete and file, and Borrower ratifies such filing, at any time and from time to time, without notice to Borrower, such financing statements with respect to the Collateral naming Lender as the secured party and Borrower as debtor, as Lender may require, together with all amendments and continuations with respect thereto. Any such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Lender’s discretion.

Section 2.3 Attorney-In-Fact. Borrower hereby appoints Lender its attorney-in-fact, with full power and authority in the place and instead of Borrower and in the name of Borrower, or otherwise, from time to time in Lender’s discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the other Loan Documents which Lender may deem necessary or advisable to accomplish the purposes hereof (but Lender shall not be obligated to and shall have no liability to Borrower or any third party for failure to so or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to Lender, which representations and warranties will survive the execution of this Agreement and will continue in full force and effect until satisfaction of the Lien Release Conditions:

Section 3.1 Legal Status. Each Corporate Obligor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Corporate Obligor is qualified or licensed to transact business in, and is in good standing in, all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could reasonably be expected to cause a Material Adverse Change. Each Corporate Obligor possesses all permits, consents, approvals, franchises and licenses required, and rights to all trademarks, trade names, patents and fictitious names necessary to enable it, to conduct the business in which it is now engaged in compliance with applicable law.

Section 3.2 Authorization, Validity, Consents. The Loan Documents have been duly authorized, executed and delivered by each Obligor party thereto, and such Loan Documents constitute legal, valid and binding agreements and obligations of each such Obligor, enforceable against each such Obligor in accordance with the terms thereof. The execution, delivery and performance by each Obligor of the Loan Documents to which it is party do not violate any provision of law or any provision of any Corporate Obligor’s formation documents, including, without limitation, articles of incorporation or organization or any operating, partnership or trust agreement, or result in a breach of, or constitute a default under, any agreement, indenture, or other instrument to which an Obligor is a party or by which an Obligor may be bound. No consent, approval or authorization of, or registration or filing with any governmental body or authority, or any other person, firm or entity not a party hereto, is or will be required as a condition to the valid execution, delivery, performance, or enforceability of the Loan Documents, or the transactions contemplated hereby or thereby, or to the conduct of any Corporate Obligor’s business.

Section 3.3 Litigation. Except as set forth on Schedule 3.3, there are no pending, or to the best of Borrower’s knowledge threatened, actions, claims, investigations, suits or proceedings by or before any Governmental Authority which constitutes or is reasonably likely to cause a Material Adverse Change.

Section 3.4 Financial Statements. The annual financial statements of Borrower dated for such Borrower’s most recent fiscal year ended, and all interim financial statements delivered to Lender since such date and prior to the date of this Agreement (a) are complete and correct and present fairly the financial condition of Borrower, (b) disclose all liabilities of Borrower that are required to be reflected or reserved against GAAP, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with GAAP consistently applied. Since the dates of such financial statements there has been no Material Adverse Change.

Section 3.5 Taxes. Each Obligor has timely filed all tax returns and reports of such Obligor required to be filed by it, and paid when due all taxes (including payroll taxes) shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon such Obligor and its assets, income, businesses and franchises that are due and payable. The Borrower is not aware of any unpaid tax (including payroll tax) or assessment or proposed tax or assessment against any Obligor except taxes (including payroll taxes) owing for current or future periods that are not yet due and payable.

Section 3.6 Solvency. Each Obligor is solvent, is able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of its liabilities.

Section 3.7 Compliance with Laws. Each Obligor operates its business in material compliance with all applicable local, state and federal laws.

Section 3.8 Accuracy of Information. All of the information submitted by the Obligors to Lender is shall be true, complete, correct and accurate.

Section 3.9 No Default or Material Adverse Change. The representations and warranties of the Obligors contained in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of each request by Borrower for any Advance hereunder. No Default or Event of Default shall exist on the date of any request by Borrower for an Advance or the issuance of any such letter of credit. There has been no Material Adverse Change since the Closing Date.

Section 3.10 Title; No Other Liens. Each Obligor has good and marketable title to the Collateral that is pledged by it pursuant to this Agreement or the Loan Documents and has the exclusive right to grant a security interest in such Collateral. No Obligor has mortgaged, pledged, granted a security interest in any such Collateral except for Permitted Liens. No Obligor holds any Commercial Tort Claim except as disclosed to Lender in writing.

Section 3.11 Accounts. All invoices evidencing an Account of Borrower, and all other documents delivered to Lender in connection therewith, are genuine and valid and are not mistaken, misleading, fraudulent, incorrect, incomplete or erroneous in any respect. Each such invoice is issued in the name of Borrower or a trade style of Borrower specifically disclosed by Borrower in writing and acknowledged by Lender in writing.

Section 3.12 Inventory. All Inventory of the Borrower is located at, or is in transit to, a location owned by Borrower or a location leased by Borrower for which Lender has received, if requested by Lender, a collateral access or similar agreement, in form and substance satisfactory to Lender, executed by Borrower and the lessor of such location. Except as set forth on Schedule 3.12, no Inventory of Borrower is subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition.

ARTICLE IV

AFFIRMATIVE COVENANTS

Borrower covenants that, at all times prior to satisfaction of the Lien Release Conditions:

Section 4.1 Financial Statements. Borrower shall provide to Lender (a) within 30 days after the end of each fiscal quarter, internally financial prepared financial statements of Borrower for such fiscal month then ended, (b) within 90 days after the end of each year, the internally prepared annual financial statements of Borrower for such year then ended, prepared in accordance with GAAP and (c) such other information as Lender may request from time to time.

Section 4.2 Collateral Reporting and Records. Borrower shall maintain, and cause each Obligor to maintain, complete and accurate records regarding the Collateral. Borrower shall provide to Lender (a) weekly, (i) a borrowing base certificate, in form and substance acceptable to Lender, prepared as of the immediately preceding week, (ii) a report showing the type, Value and location of the inventory of Borrower as at the end of the immediately preceding week and the aggregate Dollar amount of all returns, repossessions or discounts with respect to inventory of Borrower, and (iii) a detailed aged trial balance of all Accounts of Borrower existing as of the last day of the preceding week or such other date reasonably required by the Lender, specifying the names, and face value for each Account Debtor obligated on an Account of Borrower, (b) weekly, (i) a report of sales (by item and customer), collections, debit and credit adjustments, (ii) new inbound inventory of the Borrower, and (iii) a detailed aged trial balance of all accounts payable of Borrower, and (c) promptly upon the request of Lender, such other information and reports as to the Collateral as Lender may request.

Section 4.3 Financial Covenants. Borrower shall comply with the Financial Covenants.

Section 4.4 Accounting Records; Inspections; Verifications. Borrower shall maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP. Borrower shall, and Borrower shall cause each Corporate Obligor to, permit Lender or any Person designated by Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, to inspect and appraise the Collateral and the other assets and properties of Corporate Obligors. Borrower authorizes Lender to, in the name of Lender or in the name of a nominee of Lender, communicate with any Account Debtor of Borrower to verify the validity, amount or other matter relating to Accounts of Borrower.

Section 4.5 Bank Accounts. Borrower shall (a) maintain, and cause each Corporate Obligor to maintain, all of its Deposit Accounts at financial institutions acceptable to Lender, (b) provide Lender with not less than ten (10) Business Days prior written notice before Borrower or any Corporate Obligor opens a new Deposit Account and (c) deliver to Lender, and cause each Corporate Obligor to deliver to Lender, a Deposit Account Control Agreement with respect to such Deposit Account(s) of Borrower or Corporate Obligors as to which Lender may request a Deposit Account Control Agreement; provided, that no Corporate Obligor shall be required to deliver a Deposit Account Control Agreement for any Deposit Account that is used solely and exclusively for payroll. Lender may, at any time, issue instructions or notices pursuant to such Deposit Account Control Agreements directing the disposition, to Lender on a daily basis, of all funds in the Deposit Accounts subject thereto. Upon request of Lender therefor, Borrower shall provide Lender with copies of Borrower’s bank statements, together with a detailed list of transactions with respect to Borrower’s lockbox maintained at Crestmark.

Section 4.6 Compliance. Borrower shall preserve and maintain, and cause each Corporate Obligor to preserve and maintain, all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents under which such Borrower or Corporate Obligor is organized and/or which govern such Borrower or Corporate Obligor’s continued existence, and with the requirements of all laws, rules, regulations and orders of any Governmental Authority applicable to each such Borrower or Corporate Obligor and/or its business, the failure to maintain or comply with which could reasonably be expected to cause a Material Adverse Change.

Section 4.7 Anti-Money Laundering And Anti-Corruption. Borrower shall maintain and comply at all times, and cause each Person within the Obligor Group to maintain and comply at all times, with (a) policies, procedures and controls reasonably designed to comply with all Anti-Corruption Laws and Anti-Money Laundering Laws; and (b) all Anti- Corruption Laws and Anti-Money Laundering Laws.

Section 4.8 Maintenance Of Properties. Borrower shall cause each Corporate Obligor to keep all properties useful or necessary to such Corporate Obligor’s business in good repair and condition, and from time to time make necessary repairs, renewals and replacements so that such properties will be fully and efficiently preserved and maintained.

Section 4.9 Taxes And Other Liabilities. Borrower shall pay and discharge when due, and Borrower shall cause each Obligor to pay and discharge when due, any and all indebtedness, obligations, assessments and taxes of such Borrower or Obligor, both real or personal, including without limitation federal and state income taxes, and state and local property taxes and assessments, and payroll taxes. Without limiting the foregoing, Borrower shall, and shall cause each Obligor to, deliver to Lender, from time to time at the request of Lender, an Internal Revenue Service form 8821.

Section 4.10 Notice To Lender. Borrower shall promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (a) the occurrence of any Default or Event of Default; (b) any material or commercial dispute between an Account Debtor and Borrower, or of the return by or repossession of Goods or services by Borrower from any Account Debtor; (c) the assertion, filing, recording or perfection by any means of any Lien against any of the Collateral other than Permitted Liens; (d) the commencement of an Insolvency Proceeding with respect to any Account Debtor of Borrower.

Section 4.11 Insurance. Borrower shall maintain, and Borrower shall cause each Corporate Obligor to maintain, insurance customary for the business in which it is engaged and maintain all risk property insurance coverage covering the full replacement cost of the Collateral, together with general liability insurance, in each case, in form, substance, amounts, under agreements and with insurers acceptable to Lender. The insurance policies must be issued by an insurance company acceptable to Lender and contain a lender loss payable endorsement acceptable to Lender naming Lender as lender loss payee with regard to property coverage and as additional insured with regard to liability coverage.

Section 4.12 Cooperation. Borrower shall, and Borrower shall cause each Obligor to, make, execute, and deliver all such additional and further acts, things, deeds, and instruments as Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and ensure Lender its rights under this Agreement.

ARTICLE V

NEGATIVE COVENANTS

Borrower covenants that, prior to satisfaction of the Lien Release Conditions:

Section 5.1 Use of Funds. No Obligor will use the proceeds of any Advance or any other credit extended under this Agreement for purposes other than (a) to repay in full any indebtedness under any credit facility existing immediately prior to the Closing Date, (b) to pay Lender Expenses incurred in connection with this Agreement and the other Loan Documents and (c) for working capital and other business purposes of Borrower. The Obligors will not use the proceeds of any extension of credit to purchase or carry margin stock or for any other purpose that violates the terms of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

Section 5.2 Mergers, Dispositions; Non-Ordinary Course Transactions. No Corporate Obligor will (a) merge with or consolidate with any other Person (except that a Corporate Obligor may merge with and into a Borrower provided such Borrower is the surviving entity); (b) make any substantial change in the nature of any of its business as conducted as of the Closing Date; (c) sell, lease, transfer or otherwise dispose of any of any of its assets, except for the sale of Inventory or dispositions of obsolete Equipment, in each case, in the ordinary course of its business; (d) enter into any transaction outside the ordinary course of business (including any sale and leaseback transaction) other than as expressly permitted hereunder; or (e) liquidate, wind up, or dissolve itself or suspend or cease operation of a substantial portion of its business.

Section 5.3 Investments. No Corporate Obligor will purchase, otherwise acquire or own, directly or indirectly, (a) any Stock in any Person or joint venture (including the creation or capitalization of any Subsidiary) other than Subsidiaries of such Corporate Obligor existing as of the Closing Date; (b) any evidence of indebtedness of another Person; or (c) all or substantially all of the assets or Stock of any other Person (or any division, business unit or line of business of any other entity). No Corporate Obligor will make or permit to exist, directly or indirectly, any loans, advances or other extensions of credit to any Person, or any investment in cash or by delivery of property in any Person, other than (d) the extension of trade credit in the ordinary course of business and consistent with past practices; (e) deposits with banks or other financial institutions acceptable to Lender; (f) advances to employees for travel and entertainment expenses in the ordinary course of business or (g) as otherwise expressly permitted hereunder.

Section 5.4 Indebtedness and Liens. No Corporate Obligor will (a) incur or become liable for any indebtedness for borrowed money other than Permitted Debt or (b) grant or permit to exist on any of its assets or properties any Lien other than Permitted Liens and the Liens granted to Lender.

Section 5.5 Affiliate Transactions. No Corporate Obligor will, directly or indirectly, enter into any transaction with any affiliate of such Corporate Obligor, except for (a) transactions in the ordinary course of such Corporate Obligor’s business (specifically excluding loans to or from such Corporate Obligor) on fair and reasonable terms that are no less favorable to such Corporate Obligor than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) the payment of reasonable compensation, severance and employee benefits to employees, officers, and directors of such Corporate Obligor in the ordinary course of such Corporate Obligor’s business consistent and commensurate with industry custom and practices for the services provided by such Person; (c) loans or advances to such Corporate Obligor from an affiliate that is not a Borrower so long as such loans or advances constitute Subordinated Debt and (d) transactions expressly permitted by this Agreement.

Section 5.6 Organizational Changes. Without giving Lender at least 30 days prior written notice, (a) no Corporate Obligor shall change its name, chief executive office, principal residence, organizational documents, organizational identification number, state of organization, organizational identity, “location” as defined in Section 9-307 of the Code and (b) no Obligor that is a natural Person shall change his or her name as set forth on such Obligor’s driver’s license or other special identification card issued by any state. No Corporate Obligor shall change its chief executive officer, chief financial officer or chief operating officer, or any officer of similar title or authority, without giving Lender prompt notice of (but in any event within 10 days after) such change.

Section 5.7 Restricted Payments. No Corporate Obligor will make any Restricted Payment except to the extent such Restricted Payment satisfies the Restricted Payment Conditions.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1 Events of Default. The occurrence of one or more of the following events shall constitute an “Event of Default” under this Agreement.

(a) Borrower fails to pay when due any Obligation.

(b) Any financial statement or certificate furnished by an Obligor to Lender in connection with, or any representation or warranty made or deemed made by an Obligor under, this Agreement or any other Loan Document shall be incorrect, false or misleading in any material respect when furnished, made or deemed made.

(c) Any default or breach by an Obligor of any obligation, covenant or condition in this Agreement or in any other Loan Document.

(d) Any breach or default by an Obligor under any document, instrument or agreement to which it is a party or by which such Obligor or any of its properties are bound, if the maturity of or any payment with respect to indebtedness of any Obligor for borrowed money may be accelerated or demanded due to such breach or default.

(e) There shall be issued or filed against an Obligor, or with respect to any of its respective assets, any judgment, order or award for the payment of money involving unless the same is (i) fully covered by insurance (subject to a customary deductible) pursuant to which the insurer has not denied coverage and (ii) discharged, satisfied, vacated or bonded pending appeal within fourteen (14) days of the entry thereof; or enforcement proceedings are commenced upon any such judgment, order or award.

(f) Any Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business.

(g) Any Obligor becomes insolvent or the subject of an Insolvency Proceeding (“Specified Default”), or suspends or ceases operation of all or a material portion or line of its business.

(h) The death or incapacity of any Obligor that is a natural Person unless, within thirty (30) days of such death or declaration of incapacity, a Person, acceptable to Lender, becomes an Obligor by executing and delivering to Lender a Guaranty.

(i) the sale, transfer or exchange, either directly or indirectly, of more than 10% in the aggregate of the Stock in any Corporate Obligor.

(j) Any Obligor repudiates or revokes or purports to repudiate or revoke any obligation under its Guaranty or under any other Loan Document to which it is a party.

(k) If any Obligor makes any payment on account of any indebtedness or obligation which have been contractually subordinated to the Obligations other than as expressly allowed hereunder or under the applicable subordination provisions pertaining thereto, or if any Person who has subordinated such Indebtedness or obligations attempts to limit or terminate any applicable subordination provisions pertaining thereto.

(l) The occurrence of a default or event of default under the Crestmark Agreement.

Section 6.2 Remedies.

(a) At any time after the occurrence of an Event of Default, Lender may: (i) declare the Obligations to be immediately due and payable, at which time such Obligations shall be immediately due and payable and Borrower shall be obligated to immediately repay all of such Obligations in full; (ii) terminate the Line of Credit; (iii) notify Account Debtors of the interest of Lender in the Accounts and that payment is to be made directly to Lender; (iv) apply for the appointment of a receiver, ex parte without notice, of the Collateral (to which appointment Borrower hereby consents) without the necessity of posting a bond or other form of security (which Borrower hereby waives); (v) set off against, and appropriate and apply to the payment of the Obligations, any and all amounts owing by Lender to any Borrower and (vi) exercise any or all rights, powers and remedies available hereunder and under each of the other Loan Documents, or accorded by law or equity, in each case, without presentment, demand, protest, notice of dishonor, or other notice of any kind, all of which are hereby expressly waived by Borrower. Notwithstanding the foregoing or anything to the contrary herein, immediately upon the occurrence of a Specified Default, all Obligations shall be automatically accelerated and this Agreement shall be automatically terminated, without notice or further action of any kind.

(b) Without limiting the generality of the foregoing, at any time after the occurrence of an Event of Default, Lender shall have all the rights and remedies of a secured party under the Code and other applicable laws with respect to all Collateral, including the right to sell or cause to be sold any or all of such Collateral, in one or more sales or parcels, at such prices and upon such terms as Lender shall elect, for cash or on credit or for future delivery, without assumption of any credit risk, and at a public or private sale as Lender may deem appropriate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give the applicable Corporate Obligor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. At any such sale, Lender may disclaim warranties of title, possession, quiet enjoyment, merchantability and the like and any such disclaimer shall not affect the commercial reasonableness of the sale. The requirements of reasonable notice shall be met if any such notice is mailed, postage prepaid, to the applicable Corporate Obligor’s address set forth on the signature page hereto (or, with respect to Corporate Obligors not party hereto, to such other address as such Corporate Obligor shall have given to Lender for notice purposes), at least ten (10) days before the time of the sale or disposition thereof. Lender may be the purchaser at any such public sale and thereafter hold the property so sold at public sale, absolutely, free from any claim or right of any kind, including any equity of redemption. The proceeds of sale shall be applied first to all costs and expenses of, and incident to, such sale, (including attorneys’ costs, fees and expenses), and then to the payment (in such order as Lender may elect in its sole discretion) of all other Obligations. After application of the proceeds of any Collateral to the Obligations, any remaining proceeds shall be paid to Borrower or such other Person entitled thereto under applicable law. Obligors shall remain liable for any deficiency.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions Precedent. The effectiveness of this Agreement is subject to the prior fulfillment of each of the Borrowers of the terms and conditions as may be specified by Lender.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Waiver by Lender. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents will affect or operate as a waiver of such right, power or remedy; nor will any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default (including any Default or Event of Default) under any of the Loan Documents must be in writing and will be effective only to the extent set forth in such writing.

Section 8.2 Notices. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the address for such party set forth below each party’s name on the signature pages of this Agreement or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand will be deemed given or made as follows: (a) if sent by hand delivery or overnight courier, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; (c) if sent by telecopy, upon receipt; and (d) if sent by electronic mail, upon sender’s receipt of an acknowledgment from the intended recipient (such as by “return receipt requested” function, as available, return email or other written acknowledgment).

Section 8.3 Costs, Expenses and Attorneys’ Fees. Borrower will pay to Lender all Lender Expenses. All Lender Expenses shall be payable on demand by Lender therefor and may be charged by Lender to the Loan Account. Borrower’s obligations set forth in this Section will survive any termination of this Agreement or repayment of the Obligations and will for all purposes continue in full force and effect.

Section 8.4 Taxes. All payments made by any Obligor hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, and in the event any deduction or withholding of such taxes is required, Borrower agrees to pay the full amount of such taxes.

Section 8.5 Subrogation. Until all Obligations shall have been paid in full and this Agreement shall be terminated on terms acceptable to Lender, no Borrower shall have any right of subrogation, contribution or similar right, and each Borrower waives any benefit of or right to participate in any of the Collateral or any other security now or subsequently held by Lender.

Section 8.6 Waivers by Borrower. Borrower waives any right to require Lender to (a) proceed against any Obligor or any other Person, (b) marshal assets or proceed against or exhaust any security from any Obligor or any other Person, (c) perform any obligation of any Obligor with respect to any Collateral; and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral. Borrower further waives any right to direct the application of payments or security for any Obligations of any Obligor or indebtedness of customers of any Obligor.

Section 8.7 Choice of Law, Venue; Waiver of Jury Trial

(a) Governing Law. The validity, construction and effect of this Agreement and, except as otherwise expressly stated therein, of the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

(b) WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THE PARTIES HERETO MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT WITH THE OTHERS.

(c) Submission to Jurisdiction; Venue. Each of Borrower and Lender hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state courts of Delaware sitting in New Castle county and of the United States District Court for the District of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of Borrower and Lender hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court; except that Lender may bring any action or proceeding against any Obligor relating to this Agreement, the Loan Documents or the Collateral in the courts of any jurisdiction. Each of Borrower and Lender agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of Borrower and Lender irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 8.8 Indemnity. Borrower indemnifies Lender and its affiliates, Subsidiaries, directors, officers, employees, representatives, agents, and attorneys, and holds them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys’ fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, this Agreement, any of the Loan Documents, or the Collateral or any relationship or agreement between Lender and the Obligors, or any other matter, relating to any Obligor, the Obligations or the Collateral; provided that this indemnity will not extend to damages that a court of competent jurisdiction finally determines in a non-appealable judgment to have been caused by the indemnitee’s own gross negligence or willful misconduct. Regardless of any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section will survive any termination of this Agreement or repayment of the Obligations and will for all purposes continue in full force and effect. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

Section 8.9 Consequential Damages. No claim may be made by any Obligor against Lender, or any affiliate, Subsidiary, director, officer, employee, representative, agent, attorney or attorney-in-fact of any of them for any special, indirect, consequential, or punitive damages in respect of any claim for breach of contract or other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document or any related act, omission, or event, and Borrower waives, releases, and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 8.10 Savings Clause.

(a) No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in this Agreement or any other Loan Document or otherwise in connection with this Agreement, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums owed pursuant hereto. In the event Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations of Borrower hereunder; and, if the principal of such Obligations has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the maximum rate permitted by applicable law, Borrower and Lender shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of this Agreement so that interest for the entire term does not exceed the maximum rate permitted by law.

(b) If at any time the rate of interest applicable to the Obligations of Borrower hereunder, together with any other fees and other amounts payable pursuant to this Agreement and the other Loan Documents and deemed interest under applicable law, exceeds that amount that would have accrued at the maximum rate permitted by applicable law, then the amount of interest and any such fees and other amounts to accrue to Lender pursuant to this Agreement and the other Loan Documents shall be limited, notwithstanding anything to the contrary in this Agreement or any other Loan Document, to that amount that would have accrued at the maximum rate permitted by applicable law, but to the extent permitted by applicable law, any subsequent reductions, as applicable, shall not reduce the interest to accrue to Lender pursuant to this Agreement and the other Loan Documents below the maximum rate permitted by applicable law until the total amount of interest accrued pursuant to this Agreement and the other Loan Documents and such fees and other amounts deemed to be interest equals the amount of interest, fees and other amounts that would have accrued to Lender but for the effect of this Section.

Section 8.11 Data Transmission. Lender assumes no responsibility for privacy or security risks as a result of the method of data transmission selected by Borrower or any other Obligor.

Section 8.12 Patriot Act Notice. Lender hereby notifies each Obligor that pursuant to the requirements of the Patriot Act, Lender may be required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow Lender to identify each Obligor in accordance with the Patriot Act. In addition, if Lender is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for each Obligor, and (b) OFAC/PEP searches and customary individual background checks of each Corporate Obligor’s senior management and key principals, and Borrower agrees to cooperate, and to cause each Obligor to cooperate, in respect of the conduct of such searches and further agree that the reasonable costs and charges for such searches shall constitute Lender Expenses.

Section 8.13 General. This Agreement will be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided that no Borrower may assign or transfer any of its interests, rights or obligations under this Agreement without Lender’s prior written consent. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and benefits under this Agreement and the other Loan Documents. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Lender with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter of this Agreement. This Agreement may be amended or modified only in writing signed by each party to this Agreement. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other Person will be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents. If any provision of this Agreement or any other Loan Document will be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement or the other Loan Documents. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original, and all of which when taken together will constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement and any party’s failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

Section 8.14 Multiple Borrowers.

(a) Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until cash payment in full of the Obligations, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Borrower is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender; (iii) the existence, value or condition of, or failure to perfect any of Lender’s Liens or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Borrower; (v) any election by Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of Lender against any Borrower for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except cash payment in full of all Obligations.

(b) Contribution. Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender are hereby expressly made subordinate and junior in right of payment, including, without limitation as to any increases in the Obligations arising under this Agreement, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower.

(c) Common Enterprise. The successful operation and condition of the Borrower, individually and collectively, is dependent on the continued successful performance of the functions of Borrower collectively as a whole and of each Borrower individually. Each Borrower expects to derive benefit (and its respective board of directors or other governing body have determined that such Borrower may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each other Borrower and (b) any financial accommodation extended by Lender to the Borrower, both in their separate individual capacities as a Borrower and in their collective capacity as the Borrower. Each Borrower has determined that execution, delivery, and performance of this Agreement and any other Loan Document to be executed by it is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and indirect benefit to it, and is in its best interest.

[Remainder of page intentionally blank]

The parties have caused this Agreement to be executed effective as of the Closing Date.

LENDER:	BORROWERS:

IRON HORSE CREDIT LLC	THE SINGING MACHINE COMPANY, INC.,
a Delaware corporation

By	By
Name	Name
Title	Title

SMC LOGISTICS, INC.,
Address for Lender:	a California corporation
6620 Southpoint Dr. S, Ste. 230
Jacksonville, FL 32216
Attention: Bill DiPaula	By
Fax No.:	Name
Email: bill.dipaula@ironhorsecredit.com	Title

Closing Date: June __, 2020.

Address for Borrower:
c/o The Singing Machine Company,
Inc. 6301 NW 5th Way, Suite 2900
Fort Lauderdale, FL 33309
	Attention:	Mr. Lionel Marquis
Fax No.:
Email:

S-1

Schedule A

to

Credit and Security Agreement

DEFINITIONS

Unless otherwise defined herein, the following terms are used herein as defined in the UCC: Accounts, Account Debtor, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, and Supporting Obligations.

As used in this Agreement, the following terms have the following meanings:

“Advances” means advances made or deemed made by Lender under this Agreement.

“Anti-Corruption Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; and (b) any anti-bribery or anti-corruption laws or regulations in any jurisdiction where any member of the Obligor Group is located or doing business.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which any member of the Obligor Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Availability” means, as of any date of determination, the amount by which the lesser of (a) the Borrowing Base and the Maximum Revolver Amount, exceeds (b) the then outstanding Advances. Lender may, in its discretion in the event there is more than one Borrower, determine Availability for each Borrower separately.

“Bankruptcy Code” means Title 11 of the United States Code as in effect from time to time.

“Borrower’s Account” means such bank accounts and/or lockboxes, owned and maintained by Borrower in its name at financial institutions acceptable to Lender, designated from time to time by Borrower to Lender, and accepted by Lender in writing, as the Borrower’s Account hereunder.

“Borrowing Base” has the meaning set forth in Schedule B-1.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close under to the rules and regulations of the Federal Reserve System.

“Closing Date” means the date on which Lender executes this Agreement as set forth below Lender’s signature block on the signature page of this Agreement.

“Code” means the Uniform Commercial Code, as in effect from time to time in the State of Nevada.

“Collateral” means all of Borrower’s now existing and hereafter acquired (a) Accounts, (b) Chattel Paper (including Electronic Chattel Paper), (c) Commercial Tort Claims, (d) Deposit Accounts, (e) Documents, (f) General Intangibles, (g) Goods, (h) Inventory (including all merchandise and other Goods, and all additions, substitutions and replacements thereof, together with all Goods and materials used or usable in manufacturing, processing, packaging or shipping such Inventory), (i) Equipment, (j) Instruments, (k) Investment Property, (l) Letter-of-Credit Rights, (m) Supporting Obligations; (n) reserves, matured funds, credit balances and other property in Lender’s possession; (o) Records; (p) all insurance policies and (q) all Proceeds of any and all of the foregoing.

“Collections” means cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds) received by Lender in respect of Collateral.

“Contract Rate” has the meaning set forth in Schedule B-1.

“Corporate Obligor” means an Obligor that is not a natural Person.

“Crestmark” means Crestmark, a division of MetaBanK, National Association

A-1

“Crestmark Agreement” means Loan and Security Agreement and related Schedule dated as June      , 2020, by and between Borrower and Crestmark, as amended.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Default” means an event, condition or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means the Default Rate set forth on Schedule B-1 annexed hereto.

“Deposit Account Control Agreement” means an agreement among Borrower, a depository institution at which Borrower maintains a depository account and Lender, in form and substance satisfactory to Lender, which provides Lender with “control” (as such term is used in Article 9 of the Code) of over the deposit account(s) described therein, as amended from time to time.

“Eligible Inventory” means Inventory of Borrower which Lender, in its sole discretion, deems to be eligible for borrowing purposes based on such considerations as Lender may from time to time deem appropriate. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Lender’s sole discretion, such Inventory (a) consists of finished goods, in good, new and salable condition which are not obsolete or un-merchantable, and are not comprised of, work in process, packaging materials or supplies; (c) is at all times subject to Lender’s duly perfected, first priority Lien; and (d) is situated at a location owned by Borrower or a location leased by Borrower for which Lender has received, if requested by Lender, a collateral access or similar agreement, in form and substance satisfactory to Lender, executed by Borrower and the lessor of such location.

“Event of Default” has the meaning set forth in Section 6.1.

“Financial Covenants” mean the financial covenants set forth in Schedule B-3 hereto.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantor” means any Person that now or hereafter executes a Guaranty in favor of Lender.

“Guaranty” means each guaranty of payment of the Obligations executed by any Person for the benefit of Lender, as amended, restated, renewed, replaced, substituted, supplemented or otherwise modified.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, receiverships, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Lender Expenses” means, collectively, all fees, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses, appraisal fees, consultant fees, audit fees and exam fees required on a quarterly basis at Lender’s discretion)) expended or incurred by Lender in connection with (a) the negotiation or preparation of this Agreement or the other Loan Documents, the perfection of Lender’s Liens in the Collateral, Lender’s continued administration of this Agreement or the other Loan Documents, or the preparation of any amendments, waivers or other agreements, instruments or documents relating to this Agreement or the other Loan Documents, or in connection with any “workout” or restructuring, (b) the enforcement of Lender’s rights and/or the collection of any amounts which become due to Lender under any of the Loan Documents, (c) the prosecution or defense of any action in any way related to any of the Obligors or any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the above incurred in connection with any Insolvency Proceeding relating to any of the Obligors or any other Person and (d) all examinations, appraisals, evaluations, audits or inspections of the Collateral or other properties of the Obligors. Such collateral examinations shall be charged to Borrower at the rates established from to time to time by Lender as its fee for such examinations or inspections plus all out-of-pocket costs and expenses incurred in connection therewith.

A-2

“Lender’s Account” means such bank accounts and/or lockboxes, owned and maintained by Lender in its name and for its benefit, designated from time to time by Lender as the Lender’s Account hereunder.

“Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or its income, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the above, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

“Lien Release Conditions” means Lender’s receipt of each of the following, in form and content satisfactory to Lender: (a) cash payment in full of all Obligations and completed performance by Obligors with respect to their obligations under this Agreement and the other Loan Documents, (b) termination of the Line of Credit and this Agreement in accordance with the terms hereof, (c) a general release by Obligors of all claims against Lender and its affiliates relating to the Line of Credit and Lender’s performance and obligations under the Loan Documents.

“Line of Credit” means the line of credit provided under this Agreement.

“Loan Account” means one or more account maintained by Lender on its books and records in the name of Borrower.

“Loan Documents” means this Agreement, each Guaranty, any and all letter of credit agreements and each contract, instrument, agreement and other document required by this Agreement or at any time entered into or delivered to Lender in connection with this Agreement and the Line of Credit.

“Material Adverse Change” means (a) any event or condition that Lender in good faith believes impairs, or is likely to impair, the prospect of payment or performance by any Obligor of any of the Obligations, or (b) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Corporate Obligor, or (c) a material impairment of the ability of any Obligor to perform its obligations under the Loan Documents or of Lender’s ability to enforce the Obligations or realize upon any of the Collateral;

“Maturity Date” has the meaning set forth in Schedule B-1.

“Maximum Revolver Amount” has the meaning set forth in Schedule B-1.

“NOLV” means, as to any particular category of asset, the value that is estimated to be recoverable in an orderly liquidation thereof, as determined from time to time by the Lender in its sole discretion based, in part, on one or more appraisals provided by a qualified appraiser selected by the Lender, net of all liquidation costs and expenses for such category of assets.

“Obligations” means all loans (including the Advances), debts, principal, interest (including any interest that accrues after the beginning of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to any letters of credit issued hereunder or in connection herewith (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account), obligations (including indemnification obligations), fees, Lender Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by Borrower under or evidenced by this Agreement or any of the other Loan Documents or otherwise owing to Lender under any other present or future document, instrument or agreement, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, sole, joint, several or joint and several, incurred in the past or now existing or hereafter arising, however arising, and including all interest not paid when due, and all other expenses or other amounts that Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Any reference in this Agreement or in the Loan Documents to the Obligations will include all or any portion of the Obligations and any extensions, modifications, renewals, or alterations of the Obligations, both prior and subsequent to any Insolvency Proceeding.

“Obligor” means, individually and collectively, Borrower, Guarantors and all other Persons obligated in respect of the Obligations or whose assets are security for the Obligations.

“Obligor Group” means, individually and collectively: (a) any Obligor, (b) any affiliate or Subsidiary of an Obligor, (c) any officer, director or other person or entity acting on behalf of any of the foregoing, including without limitation, any Obligor with respect to the advances of credit or this Agreement.

A-3

“Permitted Debt” means (a) trade debt incurred in the ordinary course of its business; (b) the Obligations; and purchase money indebtedness incurred in connection with the financing of the purchase of fixed assets (including capitalized leases).

“Permitted Lien” means (a) Liens in favor of Lender, (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that are not yet delinquent; (c) the interests of lessors under operating leases and non-exclusive licensors under license agreements; (d) and Liens subject to an intercreditor agreement, in form and substance satisfactory to Lender, duly executed by the holder(s) of such Liens; and (e) purchase-money Liens or the interests of lessors under capital leases to the extent that such Liens or interests secure purchase-money indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the cash proceeds, and (ii) such Lien only secures the purchase-money indebtedness that was incurred to acquire the asset purchased or acquired.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and their political subdivisions.

“Reserves” means, as of any date of determination, the amount, determined by Lender from time to time, as Lender deems reasonably necessary as security for the Obligations or to reflect events, conditions, contingencies or risks which might adversely affect the Collateral, the business or prospects of the Corporate Obligors, or the enforceability, perfection or priority of Lender’s Lien upon the Collateral.

“Restricted Payment” means any of the following (a) the payment by a Corporate Obligor in cash of any dividend or distribution in respect of any Stock of such Corporate Obligor, other than a Tax Distribution, (b) the payment by a Corporate Obligor of cash to redeem or retire any Stock of a Corporate Obligor, (c) the payment by a Corporate Obligor in cash of any principal, interest or other amount due in respect of any loan or advance to a Corporate Obligor from any affiliate of any Corporate Obligor, or in respect of any Subordinated Debt, unless in either case such payment is expressly permitted under any subordination agreement executed by the holder of such indebtedness in favor of Lender in form and substance satisfactory to Lender, (d) any loan or advance by a Corporate Obligor to any officer, shareholder or other affiliate other than any such loan or advance that is to Borrower and constitutes Subordinated Debt, (e) without duplication of any of the foregoing, any other payment or transfer by a Corporate Obligor to which the Restricted Payment Conditions are expressly applicable pursuant to the terms of this Agreement.

“Restricted Payment Conditions” mean that (a) as of the date of such Restricted Payment and after giving effect thereto, no Default or Event of Default exists, and (b) Borrower would be in compliance with all Financial Covenants, determined as of the most recent test date and calculated on a pro forma basis as if such Restricted Payment were made immediately prior to such test date.

“Sanction” or “Sanctions” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, or (b) any other governmental authorities with jurisdiction over Lender, Obligor or any member of the Obligor Group.

“Sanctioned Person” means any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-SDN List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Peron(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program.

“Settlement Days” means the number of settlement days set forth on Schedule B-1 hereto.

“Starlight Debt” means all liabilities, indebtedness and obligations owing by Borrower to Starlight Marketing Development Ltd, including, without limitation all liabilities, indebtedness and obligations owing under, or pursuant to, the Starlight Promissory Note.

“Starlight Promissory Note” means that certain Promissory Note, dated on or about the date hereof, made by Singing Machine in favor of Starlight Marketing Development Ltd which, as of the Closing Date, is in the approximate principal amount of Eight Hundred Two Thousand Six Hundred and Fifty Nine Dollars ($802,659).

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other equity security.

“Subordinated Debt” means indebtedness, the repayment of which is subordinate to the Obligations on terms and conditions, and pursuant to an agreement, reasonably acceptable to Lender. Subordinated Debt includes, without limitation, the Starlight Debt.

“Subsidiary” means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the equity interests at the time of determination.

A-4

“Tax Distributions” means, with respect to any Person that is a “pass-through” tax entity for United States federal income tax purposes, dividends or distributions by such Person to its stockholders (or equity holders) in an amount not to exceed the potential federal and state income tax liability of such stockholders that is directly attributable to such Person’s operations and financial, net of any prior loss carry-forwards.

“Termination Date” means the earliest of the following: (a) the Maturity Date; (b) the date the Line of Credit is terminated by Borrower in accordance with the terms hereof; (c) the date this Agreement is terminated by Lender in accordance with the terms hereof; or (d) any date that Lender demands payment in full of the Obligations, or that the Obligations are accelerated, in accordance with the terms hereof.

“Termination Fee” has the meaning set forth in Schedule B-2.

“Value” means, as determined by Lender with respect to any item Inventory based on the most recent appraisal of such Inventory accepted by Lender, the lower of (a) cost computed on a first-in, first-out basis in accordance with GAAP, or (b) market value.

A-5

SCHEDULE B-1

to

CREDIT AND SECURITY AGREEMENT

SELECTED ECONOMIC AND OTHER TERMS

Borrowing Base:	(a) the lesser of (i) 65% of the Value of Eligible Inventory and (iii) 85% of the NOLV of Eligible Inventory, in each case, as such percentage may be adjusted by Lender in its sole discretion; less

(b) Reserves.

Contract Rate:	1.292% per month

Default Rate:	The Contract Rate plus 8% of such Contract Rate.

Maturity Date:	12 months after the Closing Date.

Maximum Revolver Amount:	$2,500,000

Settlement Days:	1 Business Day

B-1

SCHEDULE B-2

to

CREDIT AND SECURITY AGREEMENT

FEES

(a)	Facility Fee. On the Closing Date, and on each annual anniversary of the Closing Date, Borrower shall pay to Lender a facility fee in the amount equal to 1.50% of the Maximum Revolver Amount.

(b)

Termination Fee. In the event Borrower terminates the Line of Credit or this Agreement on a date other than the Maturity Date, or in the event Lender terminates the Line of Credit after the occurrence of an Event of Default, Borrower shall pay to Lender, upon such termination, a termination fee (the “Termination Fee”) equal to (a) if such termination occurs prior to the first annual anniversary of the Closing Date, 2% of the Maximum Revolver Amount.

(c)

Minimum Interest Charge. Outstanding Advances will bear interest on the greater of (a) One Million Dollars ($1,000,000) or (b) the Daily Balance of such Advances at a variable per annum rate equal to the Contract Rate. Such interest will be payable monthly in arrears on the first day of each month and on the Termination Date.

(d)

Late Payment Fee. Borrower shall pay to Lender a late payment fee equal to 5% of the amount of any installment of principal or interest, or both, required hereunder which is not received by Lender when due hereunder.

(e)

Standard Service Fees. Borrower shall pay to Lender, upon demand by Lender therefor, Lender’s standard and customary fees and charges, at the same rates charged by Lender to its customers generally, with respect to the disbursement or receipt of funds to or for the account of any Borrower.

B-2

SCHEDULE B-3 to

CREDIT AND SECURITY AGREEMENT

FINANCIAL COVENANTS

1. Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0, measured on a monthly basis, as of the last day of each such month, in each case for the 12-month period then ended starting with the month ending December 30, 2020.

2. Positive Cash Flow from Operating Activities. Borrower shall maintain positive Cash Flow from Operating Activities, measured on a monthly basis, as of the last day of each such month, in each case for the 12-month period then ended.

As used in this Schedule B-3 and in the Agreement, the following terms shall have the following meanings:

“Positive Cash Flow from Operating Activities” means, with respect to any Person for any period, means the Borrower’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

“Fixed Charge Coverage Ratio” shall mean, with respect to any fiscal period, the ratio of (a) EBITDA, minus Unfunded Capital Expenditures made during such period, minus cash distributions (including tax distributions) and cash dividends made during such period, minus cash taxes paid during such period, to (b) all Debt Payments made during such period.

SCHEDULE 3.3

TO

CREDIT AND SECURITY AGREEMENT

LITIGATION

1.	Susan Murrmann, M.D. v. Energizer Brands, LLC, Target Corporation and The Singing Machine Co, Case No. 19SL- CC05721 in the Circuit Court for the County of St. Louis State of Missouri.

SCHEDULE 3.12

TO

CREDIT AND SECURITY AGREEMENT

Inventory licenses

1. CBS Consumer Products Inc.